EXHIBIT 99.1

                                Press Release

Westborough Financial Services, Inc. Reports Earnings for Three and Nine-Month Periods Ended June 30, 2003

WESTBOROUGH, Mass.--(BUSINESS WIRE)-July 29, 2003--Westborough Financial Services, Inc., (the "Company") (OTCBB: WFSM.OB) the holding company for The Westborough Bank (the "Bank"), reported earnings per share (dilutive) for the quarter ended June 30, 2003 of $0.15 on net income of $227 thousand. For the current quarter ended June 30, 2003, net income increased by $23 thousand, or 11.3%, as compared to $204 thousand, or $0.13 per share (dilutive), for the quarter ended June 30, 2002. The Company's return on average assets was 0.36% for the quarter ended June 30, 2003 as compared to 0.35% for the quarter ended June 30, 2002. The increased net income was primarily due to increases in gains from the sale of securities and income from customer service fees, offset, to a lesser extent, by a decline in net interest income. During the most recent quarter ended June 30, 2003, the Bank sold securities and realized net pre-tax gains of $132 thousand, as compared to net pre-tax losses of $10 thousand for the comparative quarter ended June 30, 2002. Income from customer service fees increased by $78 thousand, or 88.6%, to $166 thousand for the quarter ended June 30, 2003 as compared to $88 thousand for the quarter ended June 30, 2002 primarily from an increase in fees on the use of ATM's and increased fees on the sale of non-deposit investment products. The Bank's net interest income declined by $156 thousand, or 7.4%, to $2.0 million for quarter ended June 30, 2003 as compared to $2.1 million for the quarter ended June 30, 2002. The decline in net interest income was due primarily to a decline in the rate of interest earned on the Bank's investments and loans, offset, to a lesser extent, by a decline in the rate of interest paid on the Bank's deposits and borrowing. The rate of interest earned on the Company's short-term investments, investment securities and loans declined and reflects the general decline in interest rates and the desire of loan customers to refinance or renegotiate their loans to lower rates. For the current quarter ended June 30, 2003, the Company's net interest margin, expressed as a percentage of average interest-earning assets, declined by .58%, to 3.35%, from 3.93%, for the comparative quarter ended June 30, 2002. While rates of interest paid on interest-bearing liabilities for the current quarter ended June 30, 2003 declined by .90%, to 1.81%, from 2.71% for the comparative quarter ended June 30, 2002, the rates of interest earned on interest-earning assets declined by 1.37%, to 4.91%, for the current quarter ended June 30, 2003 as compared to 6.28% for the comparative quarter ended June 30, 2002.

      For the nine-month period ended June 30, 2003, the Company reported earnings per share (dilutive) of $0.44 on net income of $684 thousand. For the nine-months ended June 30, 2003, net income decreased by $229 thousand, or 25.1%, as compared to $913 thousand, or $0.59 per share (dilutive), for the comparative nine-months ended June 30, 2002. The Company's return on average assets was .37% for the nine-month period ended June 30, 2003 as compared to .53% for the nine-month period ended June 30, 2002. The decrease in net income was due primarily to a decline in the Bank's net interest income and an increase in operating expenses, offset, to a lesser extent, by an increase in net gains on the sale of securities and an increase in income from customer service fees. The decline in net interest income was due primarily to a decline in the rate of interest earned on the Bank's investments and loans, offset, to a lesser extent, by a decline in the rate of interest paid on the Bank's deposits and borrowing. The rate of interest earned on the Company's short-term investments, investment securities and loans declined and reflects the general decline in interest rates and the desire of loan customers to refinance or renegotiate their loans to lower rates. For the nine-months ended June 30, 2003, the Company's net interest margin, expressed as a percentage of average interest-earning assets, declined by .39%, to 3.54%, from 3.93%, for the comparative period ended June 30, 2002. While the rate of interest paid on interest-bearing liabilities for the nine-months ended June 30, 2003 declined by .90%, to 2.07%, from 2.97% for the comparative period ended June 30, 2002, the rate of interest earned on interest-earning assets for the nine-month period ended June 30, 2003 declined by 1.15%, to 5.31%, from 6.46% for the comparative period ended June 30, 2002.

      As a result of continued growth in deposits, the Company's total assets increased by $11.3 million, or 4.7%, to $252.5 million at June 30, 2003 from $241.3 million at September 30, 2002. Securities available for sale increased by $8.8 million, or 11.7%, to $84.5 million, at June 30, 2003 as compared to $75.6 million at September 30, 2002. Loans increased by $5.5 million, or 4.2%, to $138.4 million at June 30, 2003 from $132.9 million at September 30, 2002 primarily as a result of increased lending on residential properties. As a result of the Bank's construction of a new branch office in the town of Shrewsbury and renovations made to our existing loan servicing area, building premises and equipment increased by $1.2 million, or 21.9%, to $6.7 million at June 30, 2003.

      Total deposits increased by $10.2 million, or 5.1%, to $212.3 million at June 30, 2003 from $202.1 million at September 30, 2002. Most of this increase was attributable to increases in variable-rate tiered accounts and regular savings accounts. In the current low interest rate environment, deposit customers preferred to place their deposits in accounts with higher liquidity. Non-performing loans increased to $664 thousand at June 30, 2003 as compared to $140 thousand at September 30, 2002 primarily as a result of the addition of one commercial loan delinquency.

      Total stockholders' equity increased by $737 thousand, to $28.7 million at June 30, 2003 from $28.0 million at September 30, 2002 primarily as a result of current period net income.

      Joseph F. MacDonough, President and CEO of the Company, commenting on the Company's performance remarked: "Efforts to improve the earnings of the Company continue and management remains committed to increasing the balance of the loan portfolio and believes improved earnings will result from the addition of high-quality loans, funded by cash flows from deposits and securities. In addition, the Company continues to focus on operating expense control and the need to increase fee income." He further stated that, "growth in low-cost deposits has strengthened the Company's balance sheet and the relocation of our Maple Avenue branch office has enhanced our ability to provide services and products to the Shrewsbury market."

      The Bank was founded in 1869 as a Massachusetts chartered mutual savings bank and was reorganized into a two-tiered mutual holding company structure on February 15, 2000. The Bank is a community and customer-oriented, full-service financial institution offering traditional deposit products, residential and commercial real estate mortgage loans, electronic and Internet-based services as well as consumer and commercial loans. The Bank operates five full-service banking offices located in the towns of Westborough, Northborough and Shrewsbury, Massachusetts. The Bank also operates a non-public, self-contained office at the Willows, a retirement community located in Westborough. Together, these offices serve the Bank's primary market area consisting of Westborough, Northborough, Shrewsbury, Grafton, Southborough and Hopkinton, Massachusetts.

      Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission. The Company and the Bank do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or the Bank.

For further information contact:
John L. Casagrande
Senior Vice President and Treasurer
Westborough Financial Services, Inc.
100 East Main Street
Westborough, MA 01581
508-366-4111

Westborough Financial Services, Inc. and Subsidiary
Selected Consolidated Financial and Other Data

                                                             At
                                                  -------------------------
                                                  June 30,    September 30,
                                                    2003          2002
                                                  --------    -------------
Consolidated Balance Sheet Data ($ in thousands)       (unaudited)

Total assets                                      $252,530      $241,273
Loans, net                                         138,425       132,880
Investment securities                               85,719        76,888
Total deposits                                     212,283       202,063
Federal Home Loan Bank advances                      9,500         9,500
Stockholders' equity                                28,726        27,989
Allowance for loan losses                              928           926
Non-accrual loans                                      664           140
Non-performing assets                                  664           140


                                                                For Three Months Ended         For Nine Months ended
                                                                -----------------------       -----------------------
Consolidated Statement of Income ($ in thousands):              06/30/03       06/30/02       06/30/03       06/30/02
                                                                --------       --------       --------       --------
                                                                      (unaudited)                   (unaudited)

Total interest and dividend income                            $   2,877      $   3,387      $   9,163      $  10,405
Total interest expense                                              913          1,267          3,059          4,078
                                                              ---------      ---------      ---------      ---------
      Net Interest income                                         1,964          2,120          6,104          6,327
Provision for loan losses                                             0              0              0              8
                                                              ---------      ---------      ---------      ---------
      Net interest income, after provision for loan losses        1,964          2,120          6,104          6,319
                                                              ---------      ---------      ---------      ---------
Customer service fees                                               166             88            445            352
Gain (loss) on sales of securities available for sale, net          132            (10)           129             (6)
Gain on sales of mortgages                                           24              0             29              5
Miscellaneous                                                        49             42            134            131
                                                              ---------      ---------      ---------      ---------
      Total other income                                            371            120            737            482
                                                              ---------      ---------      ---------      ---------
Total operating expenses                                          2,008          1,991          5,821          5,618
                                                              ---------      ---------      ---------      ---------
Income before provision for income taxes                            327            249          1,020          1,183
Provision for income taxes                                          100             45            336            270
                                                              ---------      ---------      ---------      ---------
Net Income                                                    $     227      $     204      $     684      $     913
                                                              =========      =========      =========      =========

Basic number of weighted average shares outstanding           1,534,061      1,536,853      1,528,857      1,541,457
Dilutive number of weighted average shares outstanding        1,554,311      1,556,574      1,546,989      1,559,496
Basic earnings per share                                          $0.15          $0.13          $0.45          $0.59
Dilutive earnings per share                                       $0.15          $0.13          $0.44          $0.59
Dividends declared per share                                      $0.05          $0.05          $0.15          $0.15

                                                                 For Three Months Ended         For Nine Months ended
                                                                 -----------------------       -----------------------
Performance Ratios (annualized where applicable)                 06/30/03       06/30/02       06/30/03       06/30/02
                                                                 --------       --------       --------       --------

Return on average assets                                           0.36%          0.35%          0.37%          0.53%
Return on average stockholders' equity                             3.20%          3.02%          3.21%          4.49%
Dividend payout ratio (1)                                         34.24%         38.15%         33.93%         25.62%
Average stockholders' equity to average assets                    11.25%         11.54%         11.47%         11.72%
Net interest rate spread (2)                                       3.11%          3.57%          3.25%          3.49%
Net interest margin (3)                                            3.35%          3.93%          3.54%          3.93%
Operating expenses as a percent of average assets                  3.19%          3.40%          3.13%          3.24%
Average interest-bearing assets to average interest
 bearing liabilities                                             115.84%        115.47%        116.55%        117.30%
Efficiency ratio (4)                                              92.15%         88.49%         87.10%         82.50%

<F1>  Dividend payout ratio represents dividends declared per share divided by dilutive earnings per share.
<F2>  Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest bearing liabilities.
<F3>  Net interest margin represents net interest income as a percentage of average interest-earning assets.
<F4>  Efficiency ratio represents total operating expenses divided by the sum of net interest income, customer service fees and miscellaneous income.

                                                                             at
                                                                  -------------------------
Asset Quality Ratios:                                             June 30,    September 30,
                                                                    2003           2002
                                                                  --------    -------------

Non-performing loans as a percent of loans                           0.48%          0.11%
Non-performing assets as a percent of total assets                   0.26%          0.06%
Allowance for loan losses as a percent of total loans
 before the allowance for loan losses                                0.67%          0.69%

Capital Ratio and other data:
Equity to assets at end of period                                   11.38%         11.60%
Number of shares outstanding at end of period                   1,584,374      1,581,574

Number of:
Full-service offices (1)                                                5              5
Full-time equivalent employees                                         71             76

<F1>  The number of full service offices does not include our branch at the
      Willows.